FUTURE MEDICAL TECHNOLOGIES INTERNATIONAL, INC.
                  One Glenhardie Corporate Center, Suite 201
                             1275 Drummers Lane
                              Wayne, PA. 19087

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     on
                             SEPTEMBER 20, 1996

To the Shareholders of
Future Medical Technologies International, Inc.

The Annual Meeting of Shareholders of Future Medical Technologies
International, Inc. (the "Company") will be held at the Holiday Inn City Line, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on September 20, 1996 at 10:00 a.m. for the following purposes:

          (1)    To elect three Directors for the ensuing year;
          (2) To approve the selection of Baratz & Associates, P.A., as the Company's independent public accountants for the fiscal year ending December 31, 1996;
          (3)    Proposal to approve the 1996 Stock Option Plan
                 (2,000,000 shares).
          (4) Approve the name change of the Company to Covalent Group, Inc.
          (5) Approve the disposition of 100% of the stock of Future Medical Technologies, Inc. in a sale to Medical Technologies, Inc.
          (6) To transact any other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on August
20, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the meeting and further information regarding each proposal to be made.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO
VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE
ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY
POSTAGE IF MAILED IN THE UNITED STATES.

                                By order of the Board of Directors,

                                /s/David Weitz
                                ---------------------------
                                David Weitz, Secretary
August 20, 1996
Wayne, Pennsylvania

A copy of the Form 10-KSB Annual Report of the Company for the fiscal year ended December 31, 1995 is enclosed herewith.